News Release

CONTACTS:

Company:	Investor Relations:
T. Garrett Westbrook, CPA	Deborah K. Pawlowski
Vice President and Controller	Kei Advisors LLC
Phone: (229) 873-3832	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Fourth Quarter and
Record Full Year 2019 Financial Results

MOULTRIE, GEORGIA, January 28, 2020 -- Southwest Georgia Financial Corporation (the “Company”) (NYSE American: SGB), a full-service community bank holding company, today reported results of operations for the fourth quarter and year ended December 31, 2019. Comparisons are to prior-year periods unless otherwise noted.

“2019 was a record year as our team of exceptional bankers grew loans and improved our deposit mix, all while increasing asset yields over 20 basis points and decreasing funding costs by almost 20 basis points. For the fourth quarter, our net interest margin improved to 4.30 percent, 36 basis points higher than the fourth quarter last year,” commented DeWitt Drew, President and CEO. “Our investments in Valdosta and Tifton have been transformational for our Company, and have allowed us to unlock the value of the core funding in our Moultrie and Sylvester operations.”

Mr. Drew added, “We are excited about our agreement to merge with and into The First Bancshares, Inc.
(Nasdaq: FBMS). The combination will provide significant new resources and value to our staff, our customers, and most importantly, our shareholders. It is anticipated that, after customary approvals, a closing can occur in the second quarter of 2020.”

Income Highlights

•	Achieved record annual net income of $5.3 million, up $653 thousand, or 14%. On a per diluted share basis, earnings increased $0.25 to $2.08. Net interest income increased 11% or $2.0 million, primarily due to higher yields on loans, lower rates on interest bearing deposits, and improved deposit mix.
•	Higher annual net interest income, and a 15%, or $611 thousand, increase in non-interest income, more than offset the $1.5 million, or 9%, increase in non-interest expenses.
•	Fourth quarter net income was up 20% to $1.3 million, or $0.53 per diluted share, compared with
$1.1 million, or $0.44 per diluted share. Net interest income for the quarter increased $775 thousand, or 16%. Non-interest expense was up $563 thousand, or 13%, reflecting higher pension, legal, professional, and post-employment benefits expenses that were up $472 thousand, in aggregate.

Balance Sheet Trends

•	Total assets at year-end were $555.4 million, up 4%. Loans grew approximately 6%, or $21.3 million, to $398.1 million, while continuing to maintain high standards of credit quality. Nonperforming loans to total loans were 0.06%.
•	Total deposits of $473.4 million, were up $17.8 million, or 4%, which reflects a $10.2 million, or 10%, increase in non-interest bearing deposits. Federal Home Loan Bank advances were down slightly to
$28.5 million.

Capital Management

•	Book value grew 13% to $19.39 per share.

-MORE-

•	The Company has a Total Risk Based Capital Ratio of 13.06%, a Common Equity Tier 1 Capital Ratio of 12.14%, and a Leverage Capital Ratio of 8.59%, all measurably above the federal “well capitalized” standard.
•	In December 2019 the Company paid a quarterly cash dividend of $0.12 per common share, and for the full year paid $0.48 per share. Southwest Georgia Financial Corporation, or its predecessor, Southwest Georgia Bank, has paid cash dividends for 91 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately
$555 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Worth County, Lowndes County, and Tift County. In addition to conventional banking services, the Company provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website at: www.sgb.bank.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger, to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger Agreement, (4) the risk of successful integration of SGB’s business into the Company, (5) the failure to obtain the necessary approval by the shareholders of SGB, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by the Company to obtain required governmental approvals of the merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger Agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of SGB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results

-MORE-

of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in SGB’s Annual Reports on Form 10-K for the year ended December 31, 2018, and other documents subsequently filed by the Company and SGB with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor SGB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release, the exhibits hereto or any related documents, the Company and SGB claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed Merger, the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement of SGB and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SGB AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of SGB seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company and SGB through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 Attn: Corporate Secretary, Chandra Kidd. The Company’s telephone number is (601) 268-8998. Documents filed with the SEC by SGB will also be available free of charge by directing a written request to Southwest Georgia Financial Corporation, 25 Second Avenue, S. W., Moultrie, Georgia 31768, Attn: EVP and Chief Administrative Officer, Donna Lott. SGB’s telephone number is (229) 985-1120.

Participants in the Transaction

The Company, SGB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SGB in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 3, 2019. Additional information about SGB and its directors and officers may be found in the definitive proxy statement of SGB relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 18, 2019. The definitive proxy statement can be obtained free of charge from the sources described above.

Financial tables follow.

-MORE-

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Audited)
	December 31,	December 31,	December 31,
	2019	2018	2017
ASSETS
Cash and due from banks	$12,123	$14,051	$11,143
Interest-bearing deposits in banks	25,507	21,448	22,995
Certificates of deposit in other banks	2,730	2,732	1,985
Investment securities available for sale	67,826	58,314	54,364
Investment securities held to maturity	25,487	36,827	44,591
Federal Home Loan Bank stock, at cost	1,715	1,820	2,438
Loans, less unearned income and discount	398,065	376,750	330,173
Allowance for loan losses	(3,604)	(3,429)	(3,044)
Net loans	394,461	373,321	327,129
Premises and equipment	13,847	14,574	12,250
Bank properties held for sale	0	0	212
Foreclosed assets, net	274	128	759
Intangible assets	0	4	20
Bank owned life insurance	6,913	6,779	6,553
Other assets	4,553	4,835	4,633
Total assets	$555,436	$534,833	$489,072
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest bearing business checking	$27,897	$28,071	$0
NOW accounts	24,238	35,816	25,871
Money market	181,199	158,730	129,041
Savings	33,555	31,849	30,794
Certificates of deposit $250,000 and over	25,083	16,265	22,662
Other time accounts	67,580	81,214	60,969
Total interest-bearing deposits	359,552	351,945	269,337
Noninterest-bearing deposits	113,882	103,695	127,669
Total deposits	473,434	455,640	397,006

Other borrowings	5,814	10,457	17,971
Long-term debt	22,679	21,171	29,057
Accounts payable and accrued liabilities	4,093	3,945	3,895
Total liabilities	506,020	491,213	447,929
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 2,548,510 shares issued (*)	2,549	2,546	4,294
Additional paid-in capital	18,479	18,419	31,701
Retained earnings	28,921	24,842	33,021
Accumulated other comprehensive income	(533)	(2,187)	(1,630)
Total	49,416	43,620	67,386
Treasury stock - at cost (**)	(0)	(0)	(26,243)
Total shareholders' equity	49,416	43,619	41,143
Total liabilities and shareholders' equity	$555,436	$534,833	$489,072

* Common stock - shares outstanding	2,548,510	2,545,776	2,541,505
** Treasury stock - shares	0	0	1,752,330

-MORE-

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2019*	2018*	2019*	2018
Interest income:
Interest and fees on loans	$5,834	$5,122	$21,836	$18,762
Interest and dividend on securities available for sale	421	368	1,639	1,427
Interest on securities held to maturity	178	236	888	1,027
Dividends on Federal Home Loan Bank stock	26	33	105	145
Interest on deposits in banks	94	128	497	485
Interest on certificates of deposit in other banks	18	13	71	48
Total interest income	6,571	5,900	25,036	21,894

Interest expense:
Interest on deposits	849	900	3,849	2,383
Interest on federal funds purchased	0	0	0	1
Interest on other borrowings	24	57	124	396
Interest on long-term debt	139	159	481	542
Total interest expense	1,012	1,116	4,454	3,322
Net interest income	5,559	4,784	20,582	18,572
Provision for loan losses	111	226	857	830
Net interest income after provision for losses on loans	5,448	4,558	19,725	17,742

Noninterest income:
Service charges on deposit accounts	227	279	929	1,015
Income from trust services	54	56	221	235
Income from retail brokerage services	83	125	360	399
Income from insurance services	436	409	1,741	1,604
Income from mortgage banking services	0	1	0	2
Net gain (loss) on the sale or disposition of assets	44	(72)	288	(80)
Net gain (loss) on the sale of securities	0	(165)	174	(165)
Net gain on extinguishment of debt	0	318	143	318
Other income	237	224	961	878
Total noninterest income	1,081	1,175	4,817	4,206

Noninterest expense:
Salary and employee benefits	2,724	2,564	10,248	9,724
Occupancy expense	285	275	1,259	1,195
Equipment expense	298	349	1,220	933
Data processing expense	429	357	1,649	1,445
Amortization of intangible assets	0	4	4	16
Other operating expense	1,184	808	3,726	3,320
Total noninterest expense	4,920	4,357	18,106	16,633

Income before income tax expense	1,609	1,376	6,436	5,315
Provision for income taxes	267	253	1,136	668
Net income	$1,342	$1,123	$5,300	$4,647
Net income per share, basic	$0.53	$0.44	$2.08	$1.83
Net income per share, diluted	$0.53	$0.44	$2.08	$1.83
Dividends paid per share	$0.12	$0.12	$0.48	$0.47
Basic weighted average shares outstanding	2,545,362	2,545,776	2,545,672	2,545,565
Diluted weighted average shares outstanding	2,545,362	2,545,776	2,545,672	2,545,565

-MORE-

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At December 31	2019	2018
Assets	$555,436	$534,833
Loans, less unearned income & discount	$398,065	$376,750
Deposits	$473,434	$455,640
Shareholders' equity	$49,416	$43,619

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Performance Data & Ratios
Net income	$1,341	$1,123	$5,300	$4,647
Earnings per share, basic	$0.53	$0.44	$2.08	$1.83
Earnings per share, diluted	$0.53	$0.44	$2.08	$1.83
Dividends paid per share	$0.12	$0.12	$0.48	$0.47
Return on assets	0.96%	0.85%	.97%	0.91%
Return on equity	10.89%	10.48%	11.28%	11.04%
Net interest margin (tax equivalent)	4.30%	3.94%	4.09%	3.99%
Dividend payout ratio	22.78%	27.18%	23.06%	25.74%
Efficiency ratio	73.43%	72.12%	70.49%	71.86%

Asset Quality Data & Ratios
Total nonperforming loans	$237	$1,205	$237	$1,205
Total nonperforming assets	$511	$1,333	$511	$1,333
Net loan charge offs (recoveries)	$12	$(126)	$681	$444
Reserve for loan losses to total loans	0.91%	0.91%	0.91%	0.91%
Nonperforming loans/total loans	0.06%	0.32%	0.06%	0.32%
Nonperforming assets/total assets	0.09%	0.25%	0.09%	0.25%
Net charge offs (recoveries) / average loans	0.01%	(0.13%)	0.18%	0.13%

Capital Ratios
Average common equity to average total assets	8.84%	8.09%	8.56%	8.24%
Common equity Tier 1 capital ratio	12.14%	11.97%	12.14%	11.97%
Tier 1 capital ratio	12.14%	11.97%	12.14%	11.97%
Tier 1 leverage ratio	8.59%	8.62%	8.59%	8.62%
Total risk based capital ratio	13.06%	12.87%	13.06%	12.87%
Book value per share	$19.39	$17.13	$19.39	$17.13
Tangible book value per share	$19.39	$17.13	$19.39	$17.13

Quarterly	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Averages	2019	2019	2019	2019	2018

Assets	$557,026	$550,737	$545,292	$542,361	$530,054
Loans, less unearned income & discount	$398,319	$389,531	$383,167	$377,995	$373,324
Deposits	$474,458	$467,055	$476,529	$469,726	$444,256
Equity	$49,233	$48,067	$46,067	$44,431	$42,887
Return on assets	0.96%	1.04%	0.95%	0.91%	0.85%
Return on equity	10.89%	11.92%	11.27%	11.06%	10.48%
Net income	$1,342	$1,430	$1,298	$1,229	$1,123
Net income per share, basic	$0.53	$0.56	$0.51	$0.48	$0.44
Net income per share, diluted	$0.53	$0.56	$0.51	$0.48	$0.44
Dividends paid per share	$0.12	$0.12	$0.12	$0.12	$0.12

-END-